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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sepracor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2008

To our stockholders:

        We invite you to our 2008 annual meeting of stockholders, which will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on Tuesday, May 20, 2008 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

  1.
  To elect three Class II Directors for the ensuing three years;

  2.
  To approve an amendment to Sepracor's 2000 Stock Incentive Plan, or 2000 Plan, increasing from 13,500,000 to 15,000,000 the number of shares of Sepracor common stock reserved for issuance under the 2000 Plan;

  3.
  To approve the adoption of Sepracor's 2008 Director Stock Incentive Plan;

  4.
  To approve an amendment to Sepracor's 1998 Employee Stock Purchase Plan, or 1998 ESPP, increasing from 1,400,000 to 1,900,000 the number of shares of Sepracor common stock reserved for issuance under the 1998 ESPP;

  5.
  To ratify the selection of PricewaterhouseCoopers LLP as Sepracor's independent registered public accounting firm for the current fiscal year; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 28, 2008, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

                      By Order of the Board of Directors,

                      ANDREW I. KOVEN
                      Corporate Secretary

Marlborough, Massachusetts
April 11, 2008

i

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2008 Annual Meeting of Stockholders

To Be Held on May 20, 2008

        This proxy statement contains information about the 2008 annual meeting of stockholders of Sepracor Inc., including postponements and adjournments of the annual meeting. We are holding the annual meeting at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109 on Tuesday, May 20, 2008 at 9:00 a.m., local time.

        In this proxy statement, we refer to Sepracor Inc. as "Sepracor," "we" and "us."

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

        We are mailing our Annual Report to Stockholders for the year ended December 31, 2007 with these proxy materials on or about April 11, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2007 are available for viewing, printing and downloading at http://www.sepracor.com/InvestorRelations/ 2008proxy.

        Additionally, you can find our Annual Report on Form 10-K for the year ended December 31, 2007 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on March 28, 2008, the record date for our 2008 annual meeting of stockholders, which we refer to in this proxy statement as the annual meeting. The number of outstanding shares entitled to vote at the annual meeting is 107,775,041 shares of common stock.
If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the meeting.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)
Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
(2)
By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
			(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:
			(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
			(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:
			(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
			(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
			(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q.	Will my shares be voted if I don't return my proxy?	A.
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in "street name," your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers' unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, election of directors, and Proposal 5, ratification of the selection of our independent registered public accounting firm, are routine matters. However, Proposal 2, amendment to our 2000 Stock Incentive Plan, which we refer to as the 2000 Plan, Proposal 3, adoption of our 2008 Director Stock Incentive Plan, which we refer to as the 2008 Director Plan, and Proposal 4, amendment to our 1998 Employee Stock Purchase Plan, which we refer to as the 1998 ESPP, are not routine matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Q.	How many shares must be present to hold the meeting?	A.
A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares held in "street name" and voted by the broker or other nominee and any shares that are voted over the Internet, by telephone, or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.
If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.
Q.	What vote is required to approve each matter and how are votes counted?	A.
Proposal 1—Election of three Class II Directors
The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your brokerage firm in "street name" and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. With respect to the election of directors, you may:
• vote FOR all three nominees;
• vote FOR one nominee and WITHHOLD your vote from the other two nominees;
• vote FOR two nominees and WITHHOLD your vote from the remaining nominee; or
• WITHHOLD your vote from all three nominees.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Amendment to the 2000 Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.

Proposal 3—Adoption of the 2008 Director Plan

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 3. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.
Proposal 4—Amendment to the 1998 ESPP

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 4. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 4, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.
Proposal 5—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 5, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in "street name" and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 5. If you vote to ABSTAIN on Proposal 5, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.
Q.	Are there other matters to be voted on at the meeting?	A.
We do not know of any other matters that may come before the meeting other than the election of three Class II directors, the approval of the amendment to the 2000 Plan, the adoption of the 2008 Director Plan, the approval of the amendment to the 1998 ESSP and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Where can I find the voting results?	A.
We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2008, which we anticipate filing with the Securities and Exchange Commission in August 2008.
Q.	What are the costs of soliciting these proxies?	A.
We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of $5,500 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain beneficial ownership information, as of January 31, 2008, or such earlier date as indicated below, for:

  •
  each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and nominees for director;

  •
  our principal executive officer, our former principal executive officer, our principal financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2007, whom we refer to, collectively, as our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2008 through the exercise of any stock option or other right or upon conversion of our (a) 0% Series A convertible senior subordinated notes due 2008, (b) 0% Series B convertible senior subordinated notes due 2010 and (c) 0% convertible senior subordinated notes due 2024. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        Percentage of common stock outstanding is based on 107,770,836 shares of our common stock outstanding as of January 31, 2008. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days of January 31, 2008, and shares of common stock issuable upon conversion of our convertible debt, are deemed outstanding for the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each person is: c/o Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025	16,377,020	(1)	15.2%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	13,337,725	(2)	12.4%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	8,296,602	(3)	7.7%
PRIMECAP Management Company 225 South Lake Avenue #400 Pasadena, California 91101	6,731,218	(4)	6.2%
Directors
Adrian Adams	225,000	(5)(6)	*
Timothy J. Barberich	2,256,207	(5)(6) (7)	2.1%
Digby W. Barrios	117,000	(6)(8)	*
Robert J. Cresci	225,000	(6)	*
James F. Mrazek	370,000	(6)(9)	*
Lisa Ricciardi(10)	0	(6)	*
Timothy J. Rink	41,000	(6)	*
Alan A. Steigrod	159,000	(6)(11)	*
Other Named Executive Officers
Mark H. N. Corrigan, M.D.	122,100	(6)	*
Andrew I. Koven	44,000	(6)	*
Robert F. Scumaci	379,986	(6)(12)	*
David P. Southwell	637,326	(6)(13)	*
All directors and executive officers as a group (13 persons)	4,656,619	(14)	4.2%

*
Represents holdings of less than one percent.

(1)
This information is taken from a Schedule 13G/A filed by Capital Group International, Inc. on February 1, 2008 and is as of December 31, 2007. Of the 16,377,020 shares of our common stock deemed beneficially owned, Capital Group International, Inc. reports sole voting power as to 13,725,930 shares and sole dispositive power as to 16,377,020 shares.
Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over our common stock. The investment management companies, which include a "bank" as defined in

  Section 39(a)(6) of the Securities Exchange Act of 1934, or the Exchange Act, and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of our common stock. However, by virtue of Rule 13d-3 under the Exchange Act, Capital Group International, Inc. may be deemed to "beneficially own" 16,377,020 shares.

(2)
This information is taken from a Schedule 13G/A filed on February 14, 2008 by FMR LLC, jointly with its affiliates, Edward C. Johnson III, Fidelity Management & Research Company and Fidelity Growth Company Fund, and is as of December 31, 2007. Of the 13,337,725 shares of our common stock deemed beneficially owned, FMR LLC reports sole voting power as to 600 shares and sole dispositive power as to all 13,337,725 shares.

Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 13,337,725 shares of our common stock deemed beneficially owned. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 10,643,129 shares, or 9.9% of our outstanding common stock at January 31, 2008.

(3)
This information is taken from a Schedule 13G filed on February 14, 2008 by Wellington Management Company, LLP and is as of December 31, 2007. Of the 8,296,602 shares of our common stock deemed beneficially owned, Wellington Management Company, LLP reports shared voting power as to 3,855,502 and shared dispositive power as to all 8,296,602 shares.

(4)
This information is taken from a Schedule 13G/A filed by PRIMECAP Management Company on February 14, 2008 and is as of December 31, 2007. Of the 6,731,218 shares of our common stock deemed beneficially owned, PRIMECAP Management Company reports sole voting power as to 2,824,818 shares and sole dispositive power as to all 6,731,218 shares.

(5)
Mr. Adams became our Chief Executive Officer on May 14, 2007, and Mr. Barberich resigned as Chief Executive Officer and became our Executive Chairman as of such date.

(6)
The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after January 31, 2008 upon exercise of outstanding stock options as set forth opposite his or her name below:

Name	Number of Shares
Adrian Adams	100,000
Timothy J. Barberich	1,425,272
Digby W. Barrios	110,000
Robert J. Cresci	225,000
James F. Mrazek	190,000
Lisa Ricciardi	0
Timothy J. Rink	40,000
Alan A. Steigrod	155,000
Mark H. N. Corrigan, M.D.	89,700
Andrew I. Koven	14,000
Robert F. Scumaci	340,236
David P. Southwell	580,400
(7)
The number of shares of our common stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 124,667 shares held in trusts of which Mr. Barberich is a trustee and his children and wife are beneficiaries, 2,408 shares held by Mr. Barberich's child and 1,362 shares held by Mr. Barberich's wife.

(8)
The number of shares of our common stock that Mr. Barrios is deemed to beneficially own includes 3,000 shares held in a trust of which Mr. Barrios is a trustee and his wife is the beneficiary.

(9)
The number of shares of our common stock that Mr. Mrazek is deemed to beneficially own includes 100,000 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(10)
Ms. Ricciardi was elected to our Board in November 2007.

(11)
The number of shares of our common stock that Mr. Steigrod is deemed to beneficially own includes 4,000 shares held in a trust of which Mr. Steigrod is trustee.

(12)
The number of shares of our common stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust of which Mr. Scumaci's wife is trustee and his children are beneficiaries.

(13)
The number of shares of our common stock that Mr. Southwell is deemed to beneficially own includes 23,721 shares held in a trust of which Mr. Southwell is a trustee and his children are beneficiaries and 458 shares held by Mr. Southwell's minor children.

(14)
Includes an aggregate of 3,269,608 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2008 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at eight. There are two Class I Directors, three Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors currently serve until the annual meeting of stockholders to be held in 2009, 2008 and 2010, respectively, and until their respective successors are elected and qualified. James G. Andress, formerly a Class I director, passed away during March 2008.

        The persons named in the enclosed proxy will vote to elect, as Class II Directors, Messrs. Adams, Barberich and Rink, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Our Nominating and Corporate Governance Committee has recommended, and the Board has nominated, each of the nominees for election as Class II Directors. Each of the nominees is currently a member of our Board of Directors.

        If they are elected, we expect Messrs. Adams, Barberich and Rink will each hold office until our annual meeting of stockholders in 2011 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any of our officers or directors.

        Below are the names, ages and certain other information of each member of the Board of Directors, including the nominees for election as Class II Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2008, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Term Expiring in 2011 (Class II Directors)

        Adrian Adams, age 57, has been a director since March 2007.

        Since March 2007, Mr. Adams has served as our President, and he has served as our Chief Executive Officer since May 2007. From March 2007 to May 2007, Mr. Adams served as our Chief Operating Officer. From January 2002 until March 2007, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc. and from April 2001 until January 2002 as its President and Chief Operating Officer. Prior to joining Kos Pharmaceuticals, Mr. Adams served as President and Chief Executive Officer of Novartis Pharmaceuticals in Europe. Mr. Adams also served SmithKline Beecham Pharmaceuticals from 1992 to 1999 in various national and international capacities, last serving as President of its Canadian subsidiaries. Mr. Adams has served as a director of Amylin Pharmaceuticals, Inc. since October 2007.

        Timothy J. Barberich, age 60, has been a director since 1984.

        Mr. Barberich has served as Chairman of our Board of Directors since 1990. He served as our President from 1984 to 1990, and he served as our Chief Executive Officer from 1984 until May 2007. In May 2007, Mr. Barberich became our Executive Chairman. From 1984 until October 1999, Mr. Barberich also served as our President. Mr. Barberich serves as a director of BioSphere

Medical, Inc., Gemin X Biotechnologies, Resolvyx Pharmaceuticals, Inc., Bionevia Pharmaceuticals, Inc. and Boston Medical Center.

        Timothy J. Rink, age 61, has been a director since October 2005.

        From February 1996 through 1999, Mr. Rink served as Chairman of the Board, President and Chief Executive Officer of Aurora Biosciences Corp., which designs, develops and commercializes drug discovery systems services and technologies. Prior to that, Mr. Rink served as the President and Chief Technology Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from 1990 through 1995, and currently serves as the chairman of Amylin's scientific advisory board. Mr. Rink currently serves on the board of directors of Santhera Pharmaceuticals AG, a European biotechnology company.

Directors Whose Terms Expire in 2009 (Class I Directors)

        Robert J. Cresci, age 64, has been a director since 1990 and currently serves on our Audit Committee and Nominating and Corporate Governance Committee and as our Lead Director.

        Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Luminex Corporation, j2 Global Communications, Inc. and Continucare Corporation.

        James F. Mrazek, age 67, has been a director since 1984 and currently serves on both our Compensation Committee and Audit Committee.

        Mr. Mrazek served as the Chairman of our Board of Directors from 1984 until 1990. Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm.

Directors Whose Terms Expire in 2010 (Class III Directors)

        Digby W. Barrios, age 70, has been a director since 1992 and currently serves on both our Compensation Committee and Nominating and Corporate Governance Committee.

        Since July 1992, Mr. Barrios has been an independent management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company.

        Alan A. Steigrod, age 70, has been a director since 1995 and currently serves on both our Audit Committee and Nominating and Corporate Governance Committee.

        Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services for the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 until February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 until February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Lorus Therapeutics, Inc.

        Lisa Ricciardi, age 48, has been a director since November 2007 and currently serves on our Compensation Committee.

        Since October 2007, Ms. Ricciardi has been an Adjunct Partner at Essex Woodlands Health Ventures, a venture capital firm. Prior to joining Essex Woodlands Health Ventures, Ms. Ricciardi was Senior Vice President of Licensing Development for Pfizer, Inc., a pharmaceutical company, a position to which she was promoted in 2004 after serving as Vice President for Licensing and Development beginning in 1998.

Board Recommendation

        The Board of Directors believes that approval of the election of Adrian Adams, Timothy J. Barberich and Timothy J. Rink to serve as Class II Directors is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

CORPORATE GOVERNANCE

General

        This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.sepracor.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Our Board of Directors has long believed that good corporate governance is important to ensure that Sepracor is managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of the Board's business, provide that:

  •
  the principal responsibility of the directors is to oversee our management;

  •
  a majority of the members of the Board shall be independent directors, unless otherwise permitted by Nasdaq rules;

  •
  the independent directors meet at least twice a year and at other times at the request of any independent director;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, the Board and its committees will seek to conduct a self-evaluation to determine whether they are functioning effectively.

        We believe these guidelines serve the best interests of Sepracor and our stockholders.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Barrios, Cresci, Mrazek, Rink or Steigrod nor Ms. Ricciardi has or had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Nasdaq Rule 4200(a)(15).

Director Nomination Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes engaging executive recruiting firms to identify potential Board members, requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of this Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Andrew I. Koven, Esq., Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

        Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under "Stockholder Proposals for the 2009 Annual Meeting."

        At the annual meeting, stockholders will be asked to consider the election of Adrian Adams, Timothy J. Barberich and Timothy J. Rink, each of whom is being nominated for re-election to the Board.

Board Meetings and Attendance

        The Board of Directors held 12 meetings, either in person or by teleconference, during the year ended December 31, 2007. During 2007, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

        Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All but one of our directors attended the 2007 annual meeting of stockholders, and we expect substantially all of our directors to attend the 2008 annual meeting.

Board Committees

        The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance, each of which operates under a written charter that has been approved by the Board. Current copies of each committee's charter are posted on the Corporate Governance section of our website, www.sepracor.com.

        The Board of Directors has determined that all of the members of each of the Board's three standing committees are independent as defined under the Nasdaq rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

  Audit Committee

        The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and has the following principal duties:

  •
  appointing, approving the services provided by and the compensation of, and assessing the independence of, our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual financial statements and related disclosures;

  •
  overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  meeting independently with our internal control staff, independent registered public accounting firm and management; and

  •
  preparing the report of the Audit Committee required by SEC rules, which is included on page 18 of this proxy statement.

        In addition, the Audit Committee must approve any related party transaction entered into by us. Our policies and procedures for the review and approval of related person transactions are summarized on page 19 of this proxy statement.

        The members of the Audit Committee are Messrs. Cresci (Chairman), Mrazek and Steigrod. The Board of Directors has determined that Mr. Cresci is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and that each of Messrs. Cresci, Mrazek and Steigrod are independent as such term is defined under the applicable Nasdaq rules and as is contemplated by Rule 10A-3 under the Exchange Act.

        The Audit Committee held five formal meeting in 2007. In addition, members of the Audit Committee speak regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or these individuals believe should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements. See "Report of the Audit Committee" below on page 18.

        The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services.

        The charter of our Audit Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

  Compensation Committee

        Our Compensation Committee, among other things, provides recommendations to the Board regarding our compensation programs, and has the following principal duties:

  •
  annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer's compensation;

  •
  determining our Chief Executive Officer's compensation;

  •
  reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to the Board with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included in this proxy statement beginning on page 20; and

  •
  preparing the Report of the Compensation Committee required by SEC rules, which is included on page 28 of this proxy statement.

        The process and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Compensation Discussion and Analysis."

        The members of the Compensation Committee during 2007 were Messrs. Andress, Barrios and Mrazek (Chairman). Ms. Ricciardi was elected to the Compensation Committee in January 2008. Mr. Andress served on the Compensation Committee in 2007 and until his death in March 2008. The Compensation Committee held four meetings during 2007. The Board has determined that each of Messrs. Barrios and Mrazek and Ms. Ricciardi are independent as defined under the applicable Nasdaq rules.

        The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services. Additionally, the Compensation Committee may delegate authority to one or more subcommittees as it deems appropriate.

        The charter of our Compensation Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee has the following principal responsibilities:

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  reviewing and making recommendations to the Board with respect to management succession planning;

  •
  developing corporate governance principles and recommending them to the Board; and

  •
  overseeing annual evaluations of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Barrios, Cresci and Steigrod (Chairman). The Board of Directors has determined that each of these members is independent, as that term is defined by applicable Nasdaq rules. The Nominating and Corporate Governance Committee held four meetings during 2007.

        The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

        The charter of the Nominating and Corporate Governance Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Communicating with the Independent Directors

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our Lead Director or, at any time that we do not have a Lead Director, the Chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Mr. Cresci currently serves as our Lead Director.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director or Chairman of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Andrew I. Koven, Esq., Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We have posted a copy of this code on our website, www.sepracor.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Global Select Market listing standards concerning any amendments to, or waivers of, our Code of Business Conduct and Ethics.

Report of the Audit Committee

        The Audit Committee has reviewed Sepracor's audited financial statements for the fiscal year ended December 31, 2007 and discussed them with Sepracor's management and its independent registered public accounting firm.

        The Audit Committee has also received from, and discussed with, Sepracor's independent registered public accounting firm various communications that Sepracor's independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter from Sepracor's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Sepracor's independent registered public accounting firm their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to Sepracor's Board of Directors that the audited financial statements be included in Sepracor's Annual Report on Form 10-K for the year ended December 31, 2007.

                      By the Audit Committee of the
                      Board of Directors

                      Robert J. Cresci (Chairman)
                      James F. Mrazek
                      Alan A. Steigrod

Fees of Independent Registered Public Accounting Firm

  Auditors Fees

        The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two years.

Fee Category	2007	2006
Audit Fees(1)	$1,739,000	$1,230,362
Audit-Related Fees(2)	25,000	45,787
Tax Fees(3)	471,045	513,596
All Other Fees(4)	19,000	20,000

Total Fees	$2,254,045	$1,809,745

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the review of the restated financial statements filed during 2007 and other professional services provided in connection with statutory and regulatory filings or engagements. In addition, audit fees include those fees related to PricewaterhouseCoopers LLP's audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. For 2007, audit fees also consist of $550,000 of fees relating to the restatement of our financial statements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services primarily relate to fees for work related to a subsidiary in 2007 and the audit of our Savings and Investment Plan for Employees in 2006.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to the preparation of federal and state tax returns and quarterly estimated tax payments. Tax advice and tax planning services relate to miscellaneous items, such as research and development tax credit analysis, net operating loss carryforwards analysis, intercompany transactions and foreign tax laws and assistance with tax audits and appeals.

(4)
All other fees consist of fees relating to the preparation of a non-executive compensation report.

  Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or non-audit service to be provided to Sepracor by our independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported at the next meeting of the Audit Committee.

        During 2007, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Certain Relationships and Related Transactions

        Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

        Since January 1, 2007, we have not been a participant in any transaction that is reportable under Item 404(a) of Regulation S-K.

  Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

        In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to us entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Committee of our Board of Directors has responsibility for designing, implementing and monitoring compensation programs for our Chief Executive Officer, or CEO, and for our other executive officers included in the Summary Compensation Table on page 29. The CEO and these other officers are referred to as our "named executive officers." The Compensation Committee ensures that compensation programs are aligned with our compensation objectives, and it also ensures that total compensation paid to the named executive officers is fair, reasonable and competitive.

Compensation Objectives

        The Compensation Committee believes that the compensation programs for our named executive officers are most effective when designed to reward achievement of specific, predetermined, quantitative and qualitative goals of Sepracor. These goals include annual, long-term and strategic components, and they are developed with the thought of aligning our executives' interests with those of our stockholders, with the ultimate objective of increasing stockholder value. Key elements of our executive compensation program that align the interests of our named executive officers with stockholders include:

  •
  a base salary and cash bonus designed to reward annual achievements, as measured by performance against pre-determined quantitative and qualitative measures, with consideration given to the executive's scope of responsibility, leadership abilities and management experience and effectiveness;

  •
  equity incentive compensation in the form of stock options and restricted stock grants, the value of which is dependent upon the performance of our stock price and subject in most cases to vesting schedules that require continued service with Sepracor; and

  •
  stock ownership and holding requirements, which require our named executives to hold equity interests in Sepracor equal in value to a multiple of their base salary.

Determining and Setting Executive Compensation

        The Compensation Committee makes judgments relating to executive compensation after carefully reviewing corporate performance and performing a detailed evaluation of a named executive officer's performance during the year against established corporate goals and goals specific for the named executive officer. Specific factors affecting compensation decisions for the named executive officers include:

  •
  achieving key corporate financial measurements such as revenue and net income;

  •
  achieving specific operating goals for commercial operations and research and development, such as product launches, product expansions, manufacturing flexibility, filings with the U.S. Food and Drug Administration, or FDA, completion of key clinical trials and progress towards discovery of new drug compounds;

  •
  achieving strategic objectives, such as acquisitions, joint ventures and protection of key intellectual property assets; and

  •
  supporting our corporate values by promoting a culture of integrity through compliance with applicable legal and ethical standards and our code of conduct.

        In making compensation decisions, the Compensation Committee has engaged Mercer LLC, or Mercer, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for all named executive officers. Mercer provided market data and analysis and compensation alternatives to consider in making compensation decisions, which our CEO preliminarily considered and then participated in presenting to the Compensation Committee. Our CEO did not participate in the presentation or decision making process with respect to his compensation. Mercer also compiled as much data as possible for a peer group of publicly traded pharmaceutical and biotechnology companies, which we refer to as our compensation peer group, of comparable size and industry. The companies comprising our most recent compensation peer group are:

•	Allergan, Inc.	•	Genzyme Corp.
•	Biogen Idec Inc.	•	King Pharmaceuticals Inc.
•	Celgene Corp.	•	Millennium Pharmaceuticals, Inc.
•	Cephalon Inc.	•	Mylan Laboratories Inc.
•	Endo Pharmaceuticals Hldgs	•	Valeant Pharmaceuticals International
•	Forest Laboratories, Inc.

        For comparison purposes, we recently analyzed our annual revenues, net income, market capitalization and number of employees as compared to our compensation peer group. This analysis showed us to be near the median of our peer group with respect to each of these elements. Accordingly, the compensation package presented by Mercer with the participation of our CEO to the Compensation Committee currently targets each component of our executive compensation near the median of our compensation peer group.

        The Compensation Committee's goal is to find an appropriate mix between cash payments and equity incentive awards to meet short and long-term goals and objectives. There is no pre-established target for allocations or apportionment by type of compensation. The mix of compensation elements is designed to reward recent results and drive near-term and long-term corporate performance. The Compensation Committee reviews information provided by Mercer to aid in determining the appropriate level and mix of compensation elements.

Executive Compensation Components

        For the year ended December 31, 2007, the principal components of compensation for our named executive officers were:

  •
  base salary;

  •
  cash bonuses;

  •
  equity awards, including stock options and restricted stock; and

  •
  benefits, including change in control arrangements.

  Base Salary

        Base salaries are provided to our named executive officers to compensate them for services rendered during the year. Base salaries are determined for each named executive officer based upon his position, scope of responsibilities and performance and by comparison to our compensation peer group. The Compensation Committee currently targets base salary near the median of our compensation peer group, although the other factors mentioned above also influence the final recommendation.

  Cash Bonuses

        Annual Cash Incentive Bonus Plan.    Our annual cash incentive bonus plan for our named executive officers is structured to evaluate each individual officer's performance during the prior year and to reward each officer for positive performance. This evaluation is based largely on the comparison of actual performance to a specific series of objectives relating to corporate financial, strategic and operational goals. Bonus targets are set through an analysis and comparison of the bonus percentage payouts of our compensation peer group, with a current goal of being near the median of our peer group. The target bonus payouts range from 100% of salary for our CEO to 50% of salary for the least compensated named executive officer.

        Specific measures are established each year for each named executive officer, usually in the first quarter. They include corporate financial and strategic goals, operational goals by department and individual goals. The Compensation Committee's intention is to set goals that it and the named executive officers expect can be reasonably achieved with hard work during the year. Upon completion of the fiscal year, the Compensation Committee assesses the performance of each named executive officer by comparing actual results to the pre-determined goals and, to the extent goals are not achieved, by considering the reasons why they were not achieved. Based on these and other subjective factors, the Compensation Committee, applying its judgment, arrives at a final bonus percentage payout. The Compensation Committee believes that the annual cash incentive bonus plan rewards our named executive officers for driving to achieve key results for Sepracor and motivates them to sustain this performance for the long term. The specific targets established for our cash incentive bonus plan during 2007 are further discussed below.

        Other Bonuses.    In particular circumstances, we also utilize other types of bonuses, including cash signing bonuses when certain executives and non-executives join us. Cash signing bonuses are typically repayable in full to the company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid, and the amount thereof, is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an employee upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an employee to join Sepracor in a position where there is high market demand.

        The salaries paid and bonuses awarded to the named executives for 2007 are discussed below and shown in the Summary Compensation Table on page 29.

        Equity Awards.    Our equity incentive compensation program for named executives is designed to:

  •
  reward demonstrated leadership and performance;

  •
  align named executive's interests with those of stockholders;

  •
  retain named executives through vesting of the awards;

  •
  maintain competitive levels of compensation; and

  •
  motivate named executives for outstanding future performance.

        We typically make annual grants of stock options and/or restricted stock awards to our named executive officers annually. Stock option and restricted stock award levels vary among named executives based on their positions and performance and are determined partly based on our peer compensation group market data. Grant size and an appropriate combination of stock options and restricted stock grants are considered as each grant decision is made. The Compensation Committee believes that stock options are a key motivational tool as they only have value to the extent the price of our common stock exceeds the exercise price on the date of the grant. Restricted stock awards, which we typically grant at no cost to the executive, are designed to give the named executive some guaranteed value if they remain with Sepracor through the vesting periods.

        Stock options and restricted stock awards granted by the Compensation Committee to the named executive officers typically vest over two to five years, with limited exceptions such as when a vesting period is tied to achievement of a specific company goal. Vesting rights generally cease upon termination of employment, except in the case of a change of control of Sepracor, and option exercise rights typically cease three months thereafter.

        The number of restricted shares and stock options granted to our named executive officers, and the value of those awards determined in accordance with Statement of Financial Accounting Standards 123(R), or SFAS 123(R), are shown in the Grants of Plan-Based Awards Table on page 31.

        Equity Grant Practices.    Generally, we only make grants of equity awards to our executive officers on an annual basis or the commencement of an executive's employment with us; however, our Board may also approve additional equity awards as it deems appropriate. Our named executive officers generally received equity awards once in 2007 and such awards were approved by our Compensation Committee on May 15, 2007. Additionally, upon the commencement of their employment with us, we made equity award grants to each of Messrs. Adams and Koven in March 2007 pursuant to the terms of their employment agreements. Our Board also approved the grant of restricted stock to Mr. Barberich pursuant to his executive retirement agreement in December 2007. Annual equity grants made to our named executive officers are approved at the Compensation Committee meeting that coincides with our annual meeting of stockholders, and equity grants to newly named executive officers would be made at the first Compensation Committee meeting following the executive's first day of employment. The exercise price of each stock option grant to our named executive officers is the closing price of our common stock on the date of the grant.

        Equity Ownership Guidelines.    The equity ownership guidelines applicable to our named executives require each named executive officer to hold equity interests in Sepracor having a market value of at least a certain multiple of his base salary. The ownership guideline for the CEO is equal to three times current base salary, and for other named executive officers is equal to two times current base salary. Those named executive officers serving as of March 2006 are required to ensure they accumulate holdings of the required amounts by March 2009, and those individuals who became named executive officers after March 2006 have until the third anniversary of their commencement of employment with us to comply with the equity ownership guidelines.

  Benefits

        Other Compensation.    We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Under these broad-based plans, the benefits paid to our named executive officers in 2007 consisted primarily of (i) 401(k) contributions made by Sepracor on behalf of each named executive officer and (ii) the taxable portion of insurance premiums paid by Sepracor. Our named executive officers are also eligible to purchase shares under our 1998 employee stock purchase plan. During 2007, we also reimbursed (or otherwise paid for) company cars, commuting expenses and housing allowances for our CEO and Executive Vice President, General Counsel and Corporate Secretary. For 2008, we anticipate reimbursing all of our named executive officers for company cars.

        Change in Control and Severance Benefits.    We have entered into employment agreements, retirement agreements and/or executive retention agreements with our executive officers, including our CEO, and Executive Chairman and other named executive officers. These agreements are described in more detail beginning on page 34 under the heading "Employment Agreements and Change in Control Agreements." These agreements provide for severance compensation to be paid to executives in connection with the termination of their employment. In addition, the executive retention agreements with our current CEO and former CEO provide for payments upon a change of control, whether or not their employment is terminated.

        Additionally, in February 1999, our Board of Directors approved a plan providing for the payment of a gross-up payment to any officer or employee who receives any payments or benefits in connection with a change in control of Sepracor that constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. This 280G gross-up plan is described in more detail on page 36.

        The change in control and severance compensation provisions in our agreements with our executive officers and our 280G gross-up plan are designed to meet the following objectives:

1.
Change in Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaboration and licensing arrangements as well as other ways in which we may work together to further our respective long-term objectives. In addition, many larger, more established pharmaceutical companies consider companies similar to Sepracor as potential acquisition targets for the purpose of adding value to their commercial, discovery and development pipelines. We recognize that the possibility of a change in control and the uncertainty and questions that such possibility may raise among our executive officers may result in the departure or distraction of such officers to the detriment of Sepracor and our stockholders. We provide severance compensation if an executive is terminated as a result of a change in control and change in control benefits to our CEO (and our former CEO) to reinforce and encourage continued employment and dedication of our executive officers without distraction from the possibility of a change in control and related events and circumstances.

2.
Termination Without Cause by Us or for Good Reason by the Executive: We have entered into agreements with certain of our executive officers pursuant to which we have agreed to make severance payments to them in connection with the termination of their employment by us without cause and/or by the executive for good reason. We believe this is appropriate because it allows for a better transition of such officer's responsibilities and provides us more flexibility to make a change in senior management if such a change is in the best interests of Sepracor and our stockholders. In addition, the terminated executive is bound by confidentiality and non-compete provisions for a period of one year following termination.

Compensation for Our Named Executive Officers

        CEO Compensation.    Mr. Adams' compensation for 2007 was established in his employment agreement, which provides for an annual base salary of $800,000, a cash incentive bonus for 2007 equal to 100% of his annual base salary, annual equity award grants and participation in our company-sponsored benefit plans. Both the base salary and the guaranteed cash incentive bonus awarded to Mr. Adams during 2007 were paid on a pro-rata basis to reflect the commencement of his employment in March 2007. To better align Mr. Adams' compensation with that of other CEOs in our peer group, the Compensation Committee increased Mr. Adams' annual base salary for 2008 to $1,050,000 at its meeting in January 2008.

        Pursuant to his employment agreement, in March 2007 we granted Mr. Adams a stock option to purchase 500,000 shares of our common stock that vests over five years and an award of 125,000 shares of restricted common stock that vest over three years.

        Additionally, Mr. Adams's employment agreement provides that we will reimburse Mr. Adams for his reasonable travel expenses incurred in connection with commuting to and from his personal residence and our offices, provide him a housing allowance of $5,600 per month and an automobile allowance, or a leased automobile, with a value of $75,000.

        Former CEO Compensation.    Mr. Barberich served as our Chief Executive Officer through May 14, 2007, at which time he resigned from such position and our Board of Directors appointed him to the new role of Executive Chairman. In determining Mr. Barberich's compensation for 2007, the Compensation Committee considered his performance against his individual and corporate goals established for 2007.

        Mr. Barberich's annual base salary for 2007 was $914,375, as compared to $875,000 in 2006. In December 2007, we entered into an executive retirement agreement with Mr. Barberich under which he has agreed to serve as our Executive Chairman through no later than May 13, 2008. In connection with this agreement, Mr. Barberich agreed to act as an advisor to Sepracor, and we agreed to pay Mr. Barberich $1,650,000 annually from December 27, 2007 through the expiration of the agreement, which will be no later than December 31, 2009. The amounts paid to Mr. Barberich in connection with his retirement agreement are in consideration of the valuable and unique contributions Mr. Barberich has made, and will be expected to continue to make, as Executive Chairman through May 13, 2008 and in his advisory role going forward.

        For 2007, the Compensation Committee set Mr. Barberich's target cash incentive bonus at 80% of his annual base salary, or $731,500. The portion of this award actually paid to Mr. Barberich was based on the Compensation Committee's evaluation of Sepracor's achievement of the corporate and individual objectives discussed below under "—Other Named Executive Officer Compensation—Cash Incentive Bonuses." Based on this review, the Compensation Committee awarded Mr. Barberich 90% of his target cash incentive bonus, or $660,000, as compared to the award of 82% of his target cash incentive bonus for 2006.

        In May 2007, our Compensation Committee granted Mr. Barberich a stock option to purchase 25,000 shares of common stock that vests over five years and 17,500 shares of restricted stock that vest over a three-year period. In connection with his executive retirement agreement, in December 2007, we granted Mr. Barberich 47,500 shares of restricted common stock that vest over a two-year period subject to certain acceleration provisions.

        Other Named Executive Officer Compensation.    The Compensation Committee set base salaries for Dr. Corrigan and Messrs. Koven, Southwell and Scumaci based on a comparison of salaries paid by our peer compensation group, and the Compensation Committee set cash incentive bonus targets for these named executive officers by comparing their achievements against performance objectives established at the beginning of the year, or, in the case of Mr. Koven, pursuant to the terms of an employment agreement.

        Base Salaries.    The Compensation Committee initially set annual base salaries for Dr. Corrigan and Messrs. Southwell and Scumaci at $470,250, $459,000 and $449,350, respectively, compared to annual base salaries in 2006 of $450,000, $440,000 and $430,000, respectively. In May 2007, the Compensation Committee increased the annual base salaries of Dr. Corrigan and Messrs. Southwell and Scumaci for the remainder of 2007 to $517,275, $505,780 and $494,285, respectively, to ensure equitable compensation among our named executive officers. Pursuant to his employment agreement, Mr. Koven earned an annual base salary during 2007 of $500,000, pro rated to reflect the commencement of his employment in March 2007. In January 2008, the Compensation Committee increased the annual base salaries for Dr. Corrigan and Messrs. Koven, Southwell and Scumaci to $545,000, $525,000, $520,000 and $500,000, respectively, to better align their compensation with the median level of our peer group.

        Cash Incentive Bonuses.    For 2007, the Compensation Committee established target cash incentive bonuses for our named executive officers. The portion of the target bonuses actually awarded to each named executive officer was based in part on the Compensation Committee's review of the following.

  •
  Specific Financial Targets.  The payment of cash incentive bonuses to our named executive officers for 2007 depended, in part, upon the achievement of gross revenue of $1.4 billion and net income of $265.0 million during 2007. Neither the revenue nor income target was achieved; however in determining the relevance of these financial targets in the final award of cash incentive bonuses for 2007, the Compensation Committee considered, among other factors, the impact of the Centers for Medicare and Medicaid Services' decision to reduce the reimbursement rate for our Xopenex inhalation solution product.

  •
  Commercial Objectives.  Additionally, the payment of cash incentive bonuses to our named executive officers for 2007 depended, in part, upon the achievement of certain commercial objectives applicable to Sepracor. Specifically, these objectives related to the regulatory approval of our products, commercialization efforts, research and development activities and corporate development and licensing objectives. The Compensation Committee determined that the commercial objectives established under the 2007 cash incentive bonus program were largely achieved.

  •
  Specific Performance Targets.  The cash incentive bonus payment to each named executive officer also depend on achievement of performance targets specific to each named executive officer, and the targets are designed to require significant effort and operational success on the part of our named executive officers. These performance targets were established at the beginning of 2007 and relate specifically to each officer's function and department. The Compensation Committee determined that the performance targets established for each named executive officer for 2007 were largely achieved.

        In addition, the Compensation Committee applied its judgment as it deemed appropriate in determining the amount of bonus award payouts.

        As discussed above, the Compensation Committee set the bonus payouts for each named executive officer by a comparison to our peer group, with the goal of being near the median of the peer group. Accordingly, the target bonus percentages for Dr. Corrigan and Messrs. Southwell and Scumaci were set at 50% of their respective base salaries (as determined in May 2007), or $258,638, $252,908 and $247,143, respectively. The Compensation Committee does not assign particular weighting to any of the categories of factors discussed above to determine the portion of the targeted cash incentive bonus awards actually paid to the named executive officers. Based on its review of Sepracor's performance during 2007 and each individual named executive officer's performance during 2007, the Compensation Committee awarded Dr. Corrigan and Messrs. Scumaci and Southwell 90% of their targeted cash bonus awards, compared to awards in 2007 of 82%, 78% and 78% of their 2006 targeted cash bonuses.

        Pursuant to his employment agreement, we guaranteed Mr. Koven a cash incentive bonus for 2007 equal to at least 50% of his annual base salary. During 2007, we paid Mr. Koven a cash incentive bonus of $210,000, representing the pro rated portion of his targeted cash incentive bonus from the commencement of his employment with us in March 2007.

        Equity Compensation.    In March 2007, pursuant to Mr. Koven's employment agreement we granted him a stock option to purchase 70,000 shares of our common stock that vests over five years and 30,000 shares of restricted common stock that vest over three years. Each of Dr. Corrigan and Messrs. Southwell and Scumaci received equity awards in the form of stock options and restricted stock grants as outlined in the Grants of Plan-Based Awards Table on page 31. In granting these equity awards, the Compensation Committee sought to align compensation near the median of our compensation peer group.

        Other Compensation.    We paid Mr. Koven a one-time signing bonus equal to $150,000 pursuant to his employment agreement. Pursuant to his employment agreement, Mr. Koven is also entitled to a housing allowance of $3,750 per month until he relocates to Massachusetts and an automobile allowance, or a leased automobile, with a value of $60,000. For 2008, we anticipate offering a similar company car benefit to our other named executive officers.

Compliance with IRS Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and its other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our four most highly compensated officers.. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of Sepracor and our stockholders.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the section of this proxy statement entitled "Compensation Committee Discussion and Analysis" with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in Sepracor's Annual Report on Form 10-K for the year ended December 31, 2007.

                      By the Compensation Committee of the
                      Board of Directors

                      James F. Mrazek (Chairman)
                      Digby W. Barrios
                      Lisa Ricciardi

Executive Compensation

        The following table sets forth the total compensation paid or accrued for the year ended December 31, 2007 for our principal executive officer, our former principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus			Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Adrian Adams(5) President and Chief Executive Officer	2007 2006	$636,923 —	(6)	$	— —		$1,651,876 —	$1,377,204 —	$666,640 —	$228,988 —	$4,561,631 —
Timothy J. Barberich(5) Executive Chairman, Former Chief Executive Officer	2007 2006	914,375 875,000			— —		1,253,159 810,683	2,109,432 5,741,183	660,000 525,000	17,280 14,627	4,954,246 7,966,493
David P. Southwell Chief Financial Officer and Executive Vice President, Corporate Planning, Development and Licensing	2007 2006	488,041 440,000			— —		425,588 179,204	1,095,345 2,808,988	230,000 154,440	6,016 4,674	2,244,990 3,587,306
Mark H.N. Corrigan, M.D. Executive Vice President, Research and Development	2007 2006	499,133 450,000			—		478,295 219,738	2,292,539 2,165,522	235,000 184,500	7,448 4,790	3,512,415 3,024,550
Andrew I. Koven(7) Executive Vice President, General Counsel and Corporate Secretary	2007 2006	398,077 —	(8)		150,000 —	(9)	396,450 —	192,809 —	210,000 —	98,590 —	1,445,926 —
Robert F. Scumaci Executive Vice President, Finance, Administration and Technical Operations	2007 2006	476,950 430,000			— —		425,588 179,204	820,586 1,924,461	225,000 150,930	6,056 4,601	1,954,180 2,689,196

(1)
The amounts in the Stock Awards column reflect the dollar amounts recognized as compensation cost for financial statement reporting purposes for the years ended December 31, 2007 and 2006 in accordance with SFAS 123(R) of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to the applicable year. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note B to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(2)
The amounts in the Option Awards column reflect the dollar amounts recognized as compensation cost for financial statement reporting purposes for the years ended December 31, 2007 and 2006 in accordance with SFAS 123(R) of stock options granted under our equity plans and may include amounts from stock options granted in and prior to the applicable year. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note B to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column reflect amounts earned during the years ended December 31, 2007 and 2006 under our 2007 cash incentive bonus plan and our 2006 cash incentive bonus plan, respectively. Amounts paid to Messrs. Adams and Koven were granted under their employment agreements with us.

(4)
For the year ended December 31, 2007, the amounts in this column consist of the value of a medical insurance opt out for Mr. Adams of $955 and the following:

Name	Taxable portion of life insurance premiums paid by Sepracor	Sepracor's contribution to 401(k) Plan	Payments for Sepracor Automobile	Sepracor Payments for Travel Reimbursement	Sepracor Paid Housing Allowance
Adrian Adams	$9,795	$—	$9,463	$125,904	$82,871
Timothy J. Barberich	13,780	3,500	—	—	—
David P. Southwell	2,516	3,500	—	—	—
Mark H.N. Corrigan, M.D.	3,948	3,500	—	—	—
Andrew I. Koven	3,233	3,500	7,344	29,568	54,945
Robert F. Scumaci	2,556	3,500	—	—	—

For the year ended December 31, 2006, the amounts in this column consist of:

Name	Taxable portion of insurance premiums paid by Sepracor	Sepracor's contribution to 401(k) Plan
Timothy J. Barberich	$12,127	$2,500
David P. Southwell	2,174	2,500
Mark H.N. Corrigan, M.D.	2,290	2,500
Robert F. Scumaci	2,101	2,500
(5)
Mr. Adams was appointed as our President on March 1, 2007 and as our Chief Executive Officer on May 14, 2007, and Mr. Barberich resigned as Chief Executive Officer and became our Executive Chairman as of May 14, 2007.

(6)
Represents the pro-rated amount of Mr. Adams's 2007 annual base salary of $800,000.

(7)
Mr. Koven was appointed as our Executive Vice President, General Counsel and Corporate Secretary on March 1, 2007.

(8)
Represents the pro-rated amount of Mr. Koven's 2007 annual base salary of $500,000.

(9)
Pursuant to the terms of Mr. Koven's employment agreement with us, we paid Mr. Koven a one-time sign-on bonus of $150,000.

        The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2007 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

GRANTS OF PLAN-BASED AWARDS IN 2007

Name	Grant Date	Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Stock Awards: Number of Shares of Stock		Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(2)
Adrian Adams	3/08/07 3/08/07	$800,000 — —	— 125,000 —	(3)	— — 500,000	(5)	$	— — 49.47	$	— 6,183,750 8,677,213
Timothy J. Barberich	5/15/07 12/27/07 5/15/07	731,500 — — —	— 17,500 47,500 —	(3) (4)	— — — 25,000	(5)		— — — 53.35		— 933,625 1,277,275 421,541
David P. Southwell	5/15/07 5/15/07	252,890 — —	— 17,500 —	(3)	— — 25,000	(5)		— — 53.35		— 933,625 421,541
Mark H.N. Corrigan, M.D.	5/15/07 5/15/07	258,638 — —	— 17,500 —	(3)	— — 25,000	(5)		— — 53.35		— 933,625 421,541
Andrew I. Koven	3/08/07 3/08/07	250,000 — —	— 30,000 —	(3)	— — 70,000	(5)		— — 49.47		— 1,484,100 1,214,809
Robert F. Scumaci	5/15/07 5/15/07	247,143 — —	— 17,500 —	(3)	— — 25,000	(5)		— — 53.35		— 933,625 421,541

(1)
Reflects the target award amounts under our 2007 cash incentive bonus plan. For each of Messrs. Adams and Koven, the amounts shown above reflect target award amounts for the full fiscal year. The amounts actually paid to the named executive officers under the 2007 cash incentive bonus plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)
The amount reported under Grant Date Fair Value of Stock and Option Awards is computed in accordance with SFAS 123(R).

(3)
These shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

(4)
These shares of restricted stock vest as to 50% on the first and second anniversaries of the grant date.

(5)
These options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

Information Relating to Equity Awards and Holdings

        The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares That Have Not Vested
Adrian Adams	—		500,000	(2)	$49.47	3/07/17	125,000	(3)	$3,281,250
Timothy J. Barberich	600,000 200,000 70,278 424,994 60,000 20,000	(4) (5) (6) (7) (8) (9)	— — — — 90,000 80,000 25,000	(8) (9) (10)	24.31 59.13 27.00 6.24 64.50 55.54 53.35	6/03/08 2/24/09 5/02/11 8/22/12 2/23/15 3/15/16 5/14/17	53,200 47,500 17,500 — — — —	(15) (16) (17)	1,396,500 1,246,875 459,375 — — — —
David P. Southwell	316,000 120,000 77,500 40,000 3,450	(4) (5) (6) (8) (9)	— — — 60,000 13,800 25,000	(8) (9) (10)	24.31 59.13 27.00 64.50 55.54 53.35	6/03/08 2/24/09 5/02/11 2/23/15 3/15/16 5/14/17	11,100 17,500 — — — —	(15) (17)	291,375 459,375 — — — —
Mark H.N. Corrigan, M.D.	— — 40,000 4,850	(8) (9)	70,000 40,000 60,000 19,400 25,000	(11) (12) (8) (9) (10)	16.78 27.70 64.50 55.54 53.35	4/16/13 2/10/14 2/23/15 3/15/16 5/14/17	14,900 17,500 — — —	(15) (17)	391,125 459,375 — — —
Andrew I. Koven	—		70,000	(2)	49.47	3/07/17	30,000	(3)	787,500
Robert F. Scumaci	63,334 120,000 15,000 15,000 75,000 2 30,000 3,450 —	(4) (5) (13) (14) (6) (7) (8) (9)	— — — — — — 45,000 13,800 25,000	(8) (9) (10)	24.31 59.13 71.88 55.88 27.00 6.24 64.50 55.54 53.35	6/03/08 2/24/09 10/25/10 2/21/11 5/02/11 8/22/12 2/23/15 3/15/16 5/14/17	11,100 17,500 — — — — — — —	(15) (17)	291,375 459,375 — — — — — — —

(1)
All share and exercise price information has been adjusted to reflect a two-for-one split of our common stock effected on February 25, 2000.

(2)
These stock options were granted on March 8, 2007. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(3)
These shares of restricted stock were granted on March 8, 2007. These shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

(4)
These stock options were granted on June 4, 1998. On March 1, 2007, at the election of the officers holding these stock options, the exercise price was increased from $18.38 to $24.31. Of the total stock options granted to each officer: (a) one half vested as to 33 1/3% on the date the closing price per share of our common stock first reached or exceeded $75.00 for 30 consecutive trading days, which was January 4, 1999, and as to an additional 33 1/3% on the first and second anniversaries of such date; and (b) one half vested as to 33 1/3% on the date the closing price per share of our common stock first reached or exceeded $100.00 for 30 consecutive trading days, which was March 2, 1999, and as to an additional 33 1/3% on the first and second anniversaries of such date.

(5)
These stock options were granted on February 24, 1999. The stock options vested as to 33 1/3% on the date the closing price per share of our common stock first reached or exceeded $100.00 per share for 20 consecutive trading days, which was June 28, 2000 and as to an additional 33 1/3% on the first and second anniversaries of such date.

(6)
These stock options were granted on May 3, 2001. On March 1, 2007, at the election of the officers holding these stock options, the exercise price was increased from $24.54 to $27.00. The stock options vested as to 33 1/3% on the first, second and third anniversaries of the grant date.

(7)
These stock options were granted on August 23, 2002. Of the total stock options granted to each officer: approximately (a) two-thirds vested as to 50% on the first and second anniversaries of the grant date; and (b) approximately one-third vested upon final approval by the FDA of our product Lunesta, referred to as the Lunesta Approval Date, which occurred on December 15, 2004.

(8)
These stock options were granted on February 24, 2005. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(9)
These stock options were granted on March 16, 2006. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date, provided that the stock option will become fully vested if and when we achieve our 2008 sales and profit targets.

(10)
These stock options were granted on May 15, 2007. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(11)
These stock options were granted on April 17, 2003. Of the 425,000 stock options initially granted: (a) 350,000 vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date; (b) 50,000 vested on the Lunesta Approval Date and (c) 25,000 vested on the grant date.

(12)
These stock options were granted on February 11, 2004. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(13)
These stock options were granted on October 26, 2000. The stock options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(14)
These stock options were granted on February 22, 2001. The stock options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(15)
These shares of restricted stock were granted on March 16, 2006. The number of shares of restricted stock in column (a) below vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

  The number of shares of restricted stock set forth in column (b) below vest as to 50% on the first and second anniversaries of the grant date.

Name	Five-Year Vesting (a)	Two-Year Vesting (b)
Timothy J. Barberich	57,000	15,200
David P. Southwell	11,500	3,800
Mark H.N. Corrigan, M.D.	16,250	3,800
Robert F. Scumaci	11,500	3,800
(16)
These shares of restricted stock were granted on December 27, 2007. The number of shares of restricted stock vest as to 50% on the first and second anniversaries of the grant date.

(17)
These shares of restricted stock were granted on May 15, 2007. The number of shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

        The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock during 2007 for each of our named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Adrian Adams	—	—	—	—
Timothy J. Barberich	210,000	$6,140,169	19,000	$919,980
David P. Southwell	102,000	2,256,710	4,200	203,364
Mark H.N. Corrigan, M.D.	180,000	5,010,738	5,150	249,363
Andrew I. Koven	—	—	—	—
Robert F. Scumaci	—	—	4,200	203,364

(1)
Value realized on exercise is based on the sales price of the shares less the applicable option exercise price.

(2)
Value realized upon vesting is based on the closing sales price of our common stock on the applicable vesting date.

Employment Agreements and Change in Control Agreements

        Southwell Letter Agreement.    Under a letter agreement, dated June 10, 1994, between us and Mr. Southwell, we have agreed to pay Mr. Southwell one year's salary plus bonus and benefits in the event of termination of Mr. Southwell's employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Southwell receives compensation under the executive retention agreement, as described below.

        Scumaci Letter Agreement.    Under a letter agreement, dated February 23, 1995, between us and Mr. Scumaci, we have agreed to pay Mr. Scumaci one year's salary plus pro rata bonus and benefits in the event of termination of Mr. Scumaci's employment after his fifth year of employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Scumaci receives compensation under the executive retention agreement, as described below.

        Corrigan Letter Agreement.    Under a letter agreement, dated March 11, 2003, between us and Dr. Corrigan, we have agreed to pay Dr. Corrigan one year's salary in the event that we terminate Dr. Corrigan's employment without cause. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Dr. Corrigan receives compensation under the executive retention agreement, as described below.

        Adams Employment Agreement.    Under an employment agreement, dated March 1, 2007, between us and Mr. Adams, we have agreed that in the event Mr. Adams' employment is terminated by us without cause or by Mr. Adams for good reason, Mr. Adams will be entitled to (1) continued salary and benefits for 24 months following termination, (2) payment of the pro rated portion of the bonus under our executive incentive plan that he would have otherwise been paid, (3) payment, over a 24-month period, of an amount equal to two times his average annual bonus for the prior two years, and (4) payment of COBRA premiums for the two years following his termination. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. Adams receives compensation under the executive retention agreement described below. For purposes of Mr. Adams's employment agreement, termination for "cause" means, in summary, the willful failure by Mr. Adams to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. For purposes of Mr. Adams's employment agreement, termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in Mr. Adams's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices.

        Koven Employment Agreement.    Under an employment agreement, dated March 1, 2007, between us and Mr. Koven, we have agreed that in the event Mr. Koven's employment is terminated by us without cause or by Mr. Koven for good reason (each as defined in the agreement), Mr. Koven is entitled to (1) continued salary and benefits for 18 months following termination, (2) payment, over such 18-month period, of an amount equal to one and a half times his average annual bonus for the prior two years, (3) the pro rated portion of the bonus under our executive incentive plan that he would have otherwise been paid and (4) payment of COBRA premiums for the 18 months following his termination. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. Koven receives compensation under the executive retention agreement described below. For purposes of Mr. Koven's employment agreement, termination for "cause" means, in summary, the willful failure by Mr. Koven to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. For purposes of Mr. Koven's employment agreement, termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in Mr. Koven's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices.

        Barberich Executive Retirement Agreement.    On December 27, 2007, we entered into an executive retirement agreement with Mr. Barberich, pursuant to which Mr. Barberich has agreed to serve as as our Executive Chairman until no later than May 13, 2008, at which time he will cease to be our employee. We may terminate Mr. Barberich's employment earlier than May 13, 2008 for cause, upon Mr. Barberich's death or disability or upon 60 days' notice to Mr. Barberich. Unless the executive retirement agreement has been earlier terminated, Mr. Barberich will become an advisor to Sepracor on the date he ceases to be our employee, and he has agreed to continue to serve in such capacity until December 31, 2009. Through the expiration of this agreement, Mr. Barberich will receive $1,650,000 per year. In addition, until Mr. Barberich ceases to be an employee, he will be eligible for a bonus and equity compensation, and will be eligible to receive benefits under our plans and policies. We also granted Mr. Barberich 47,500 shares of restricted common stock in connection with this agreement, which shares will vest in two equal annual installments from the grant date. If Mr. Barberich receives compensation or other benefits in connection with a change in control of Sepracor under his executive retention agreement, as described below, Mr. Barberich will not receive the benefits under his executive retirement agreement following the change in control.

        Iwicki Employment Agreement.    Under an employment agreement, dated October 5, 2007, between us and Mark Iwicki, our Executive Vice President and Chief Commercial Officer, we have agreed that in the event Mr. Iwicki's employment is terminated by us without cause or by Mr. Iwicki for good reason (each as defined in the agreement), Mr. Iwicki is entitled to (1) continued salary and benefits for 18 months following termination, (2) payment, over such 18-month period, of an amount equal to one and a half times his average annual bonus for the prior two years, (3) the pro rated portion of the bonus under our executive incentive plan that he would have otherwise been paid and (4) payment of COBRA premiums for the 18 months following his termination. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. Iwicki receives compensation under the executive retention agreement described below. For purposes of Mr. Iwicki's employment agreement, termination for "cause" means, in summary, the willful failure by Mr. Iwicki to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. For purposes of Mr. Iwicki's employment agreement, termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in Mr. Iwicki's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices.

        280G Gross-up Plan.    In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to our officers and employees. In the event of a change in ownership or control of Sepracor, if any of the payments or benefits received by any of our officers or employees constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and are therefore subject to the excise tax imposed by Section 4999 of the Code, we shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

        Executive Retention Agreements.    The Compensation Committee approved executive retention agreements for each of Mr. Barberich, Mr. Scumaci and Mr. Southwell in February 2001, for Dr. Corrigan in April 2003, for each of Mr. Adams and Mr. Koven in March 2007 and for Mr. Iwicki in October 2007.

        The executive retention agreement between us and Mr. Barberich provides that if there is a change in control of Sepracor, as defined in the agreement, then:

  •
  Mr. Barberich will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  •
  Mr. Barberich will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

  •
  all stock options held by him will vest and become fully exercisable, and all restricted stock awards will vest in full.

        The executive retention agreement between us and Mr. Adams provides that if there is a change in control of Sepracor, as defined in the agreement, then:

  •
  Mr. Adams will receive an amount equal to three times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  •
  Mr. Adams will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

  •
  all stock options held by him will vest and become fully exercisable, and all restricted stock awards will vest in full.

        The executive retention agreements between us and the other executive officers mentioned above provide that if there is a change in control of Sepracor, as defined in the agreement, and the executive officer is terminated without cause, or the executive officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then:

  •
  the executive officer will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  •
  the executive officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination; and

  •
  all stock options held by the executive officer will vest and become fully exercisable, and all restricted stock awards will vest in full.

        For purposes of the executive retention agreements, termination for "cause" means, in summary, the willful failure by the executive to substantially perform reasonably assigned duties that is not cured with 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. Termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in the executive's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices. For purposes of the executive retention agreements, "change in control" means, in summary, the acquisition by a person or group of 30% or more of our common stock, a change in the majority of our Board, the acquisition of Sepracor by merger, consolidation or reorganization, or the liquidation or dissolution of Sepracor.

Potential Termination and Change in Control Payments

        The following table sets forth information concerning potential termination or change in control payments to our named executive officers and assumes that such termination or change in control occurred on December 31, 2007. The benefits that each named executive officer would have received upon the events described in the table below are further summarized above under the heading "—Employment Agreements and Change in Control Agreements."

Name	Benefit	Termination Without Cause Or For Good Reason (Absent a Change in Control) ($)		Payments Upon Change in Control (Absent Termination of Employment) ($)		Payments Upon Termination Without Cause Or For Good Reason Within 24 Months Following a Change in Control ($)
Adrian Adams	Severance Benefits Severance Payments Healthcare Benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	$4,500,000 — — — 4,500,000	(1)	$5,550,000 — 3,281,250 2,080,725 10,911,975	(3)	$	— — — — —
Timothy J. Barberich(5)	Severance Benefits Severance Payments Healthcare Benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	— — — — —		3,148,750 34,752 3,102,750 — 6,286,252	(6)		— — — — —
David P. Southwell	Severance Benefits Severance Payments Healthcare Benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	750,000 17,376 — — 767,376	(7)	— — — — —			1,500,000 34,752 750,750 — 2,285,502	(6)
Mark H.N. Corrigan, M.D.	Severance Benefits Severance Payments Healthcare benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	545,000 17,376 — — 562,376	(7)	— — — — —			1,560,000 34,752 1,513,400 — 3,108,152	(6)
Robert F. Scumaci	Severance Benefits Severance Payments Healthcare Benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	725,000 15,390 — — 740,390	(7)	— — — — —			1,450,000 30,780 750,750 — 2,231,530	(6)

Andrew I. Koven	Severance Benefits Severance Payments Healthcare Benefits(2) Market Value of Stock Vesting on Termination(4) 280G Tax Gross Up Total	1,372,500 26,064 — — 1,398,564	(8)	— — — — —	1,550,000 34,752 787,500 156,689 2,642,263	(6)

(1)
This amount reflects continuation of annual base salary for 24 months and an amount equal to two times the bonus payable to Mr. Adams during the last fiscal year assuming his employment with us for an entire year.

(2)
This amount assumes annual COBRA or other annual healthcare premiums equal to $17,376, in the case of Dr. Corrigan and Messrs. Barberich, Southwell and Koven; and $15,390, in the case of Mr. Scumaci.

(3)
This amount represents three times the highest annual salary and bonus earned during the last five years, or such shorter period if the executive has not been employed by us for five years.

(4)
Market value of stock vesting is based on a year-end price of our common stock of $26.25.

(5)
Pursuant to his executive retirement agreement, in the event Mr. Barberich's engagement under the agreement is terminated by Sepracor for cause, by Sepracor upon a breach of the agreement by Mr. Barberich, by Mr. Barberich or in connection with Mr. Barberich's disability, Mr. Barberich would be entitled to the compensation payable to him under the agreement through the last day of his employment or engagement by Sepracor. In the event Mr. Barberich's engagement terminates because of his death, he would be entitled to the compensation payable to him through the end of the month in which is death occurs.

(6)
This amount represents two times the highest annual salary and bonus earned during the last five years.

(7)
In the case of Messrs. Southwell and Scumaci, this amount represents one year's salary and bonus payable upon termination without cause or for good reason, and in the case of Dr. Corrigan, this amount represents one year's salary payable upon termination without cause.

(8)
This amount reflects continuation of annual base salary for 18 months following termination and an amount equal to 1.5 times the average annual bonus payable to Mr. Koven during the last year assuming his employment with us for an entire year.

Compensation for Directors

        The following table sets forth information concerning the compensation of our directors who are not also named executive officers for the year ended December 31, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total
James G. Andress(4)	$42,500	$279,984	—	$322,484
Digby W. Barrios	42,500	265,586	—	308,086
Robert J. Cresci	55,333	322,181	—	377,514
James F. Mrazek	53,500	277,927	—	331,427
Lisa Ricciardi	5,417	6,165	—	11,582
Timothy J. Rink	43,333	255,302	—	298,635
Alan A. Steigrod	47,500	274,842	—	322,342

(1)
The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R) of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2007. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note B to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(2)
As of December 31, 2007, each non-employee director held the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
James G. Andress	220,000
Digby W. Barrios	130,000
Robert J. Cresci	277,500
James F. Mrazek	210,000
Lisa Ricciardi	20,000
Timothy J. Rink	60,000
Alan A. Steigrod	175,000

(3)
The number of shares underlying stock options granted to our non-employee directors in 2007 and the grant date fair value of such stock options is:

Name	Grant Date	Number of Shares Underlying Stock Option Grants in 2007	Grant Date Fair Value of Stock Option Grants in 2007
James G. Andress	5/15/07	20,000	$275,548
Digby W. Barrios	5/15/07	20,000	275,548
Robert J. Cresci	5/15/07	22,500	309,992
James F. Mrazek	5/15/07	20,000	275,548
Lisa Ricciardi	11/12/07	20,000	236,634
Timothy J. Rink	5/15/07	20,000	275,548
Alan A. Steigrod	5/15/07	20,000	275,548
(4)
Mr. Andress passed away in March 2008.

        Director Compensation for 2007.    For 2007, our non-employee directors were eligible to receive:

  •
  $25,000 per year for their services as directors;

  •
  $2,500 for each meeting of the Board they attended;

  •
  expense reimbursement for attending Board and Committee meetings; and

  •
  stock options to purchase 20,000 shares of common stock under our 1999 director plan following each annual meeting of stockholders, assuming the director continued to serve on the Board after such meeting.

        Messrs. Andress, Barrios, Cresci, Mrazek, Rink and Steigrod, each received in 2007 under the 1999 director plan, a stock option to purchase 20,000 shares of our common stock at a price per share of $53.35. Additionally, upon her election to our Board in November 2007, Ms. Ricciardi received a stock option to purchase 20,000 shares of our common stock at a price per share of $26.40. The non-employee director options were granted at the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, vest one day before the annual meeting and terminate on the earlier to occur of ten years after the date of grant or 90 days after the director's service on the Board ceases or, if the director's service is terminated by reason of death or disability, one year after the director's services ceases.

        During 2007, we paid the Chairman of our Audit Committee an additional $12,000 per year and other non-employee directors who are members of our Audit Committee an additional $10,000 per year.

        During 2007, we paid the Chairman of our Compensation Committee an additional $6,000 per year and other non-employee directors who are members of our Compensation Committee an additional $5,000 per year.

        Director Compensation for 2008.    For 2008, we will provide the following equity-based and cash-based compensation to our non-employee directors:

  •
  an option to purchase 20,000 shares of common stock upon initial election to our Board, such stock option terminating on the earlier of ten years following the grant date and one year after the director ceases to serve on the Board, and vesting as to 2,000 shares on the first anniversary of the grant date and as to 20% of the shares annually thereafter;

  •
  an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders following which the director will continue to serve, assuming he or she has been serving on our Board for at least six months, such stock option terminating on the earlier of ten years after the grant date and one year after the director ceases to serve on our Board, and vesting on the date which is one business day prior to the next annual meeting of stockholders;

  •
  a grant of 5,000 shares of restricted common stock on the date of each annual meeting of stockholders following which the director will continue to serve, assuming he or she has been serving on our Board for at least six months, such grant vesting on the date which is one business day prior to the next annual meeting of stockholders;

  •
  $45,000 per year for service as a director;

  •
  $2,500 for each meeting of the Board attended;

  •
  an additional $8,000 per year for the lead director's service on the Board;

  •
  an additional $12,000 per year for a director's service on the Audit Committee, other than as chairman;

  •
  an additional $15,000 per year for a director's service as the chairman of the Audit Committee;

  •
  an additional $6,000 per year for a director's service on the Compensation Committee, other than as chairman;

  •
  an additional $8,000 per year for a director's service as the chairman of the Compensation Committee;

  •
  an additional $6,000 per year for a director's service on the Nominating and Corporate Governance Committee, other than as chairman;

  •
  an additional $8,000 per year for a director's service as the chairman of the Nominating and Corporate Governance Committee; and

  •
  expense reimbursement for attending Board and committee meetings.

        We do not pay directors who are also our employees any additional compensation for their service as a director.

        Equity Ownership Guidelines.    In 2006, we implemented equity ownership guidelines for our directors. These guidelines require our directors to hold equity interests in Sepracor having a market value of at least $500,000. The directors have three years from the adoption of the equity ownership guidelines in March 2006, or from the date they became a director if later, to ensure they accumulate holdings of the required amounts.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Barrios and Mrazek and Ms. Ricciardi. Prior to passing away in March 2008, Mr. Andress had also served on the Compensation Committee. No member of the Compensation Committee during 2007 was at any time during 2007, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of Sepracor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

        The Board of Directors believes that our continued growth and profitability depend, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. We are currently authorized to issue up to 13,500,000 shares of our common stock, subject to adjustment in the event of stock splits and other similar events, pursuant to awards granted under our 2000 Plan. As of January 31, 2008, there were 3,045,070 shares remaining available for future awards under the 2000 Plan. Accordingly, on February 26, 2008, our Board adopted, subject to stockholder approval, an amendment to the 2000 Plan that increased from 13,500,000 to 15,000,000 the number of shares of our common stock available for issuance under our 2000 Plan, subject to adjustment in the event of stock splits and other similar events.

Summary of the 2000 Plan

        The following is a summary of the material provisions of our 2000 Plan.

  Description of Awards

        The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights, which we refer to collectively as Awards.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options that we grant under the 2000 Plan will be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under current law, however, we may not grant incentive stock options to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries at an exercise price less than 110% of the fair market value. Options may not be granted for a term in excess of ten years, or five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries. The 2000 Plan permits our Board to determine the manner of payment of the exercise price of options, including payment by cash, check or in connection with a "cashless exercise" through a broker, by delivery to us of shares of our common stock, by delivery to us of a promissory note, or by any other lawful means.

        In the event of the complete liquidation of Sepracor or a "change in control" of Sepracor, all outstanding options immediately vest. As defined in the 2000 Plan, a "change in control" includes:

  •
  any acquisition by an individual or group of 30% or more of the outstanding Sepracor common stock or the combined voting power of outstanding Sepracor voting securities;

  •
  any merger, consolidation, reorganization, recapitalization or statutory share exchange involving Sepracor, or any sale of all, or substantially all, of our assets.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

        Other Stock-Based Awards.    Under the 2000 Plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

        Our officers, employees, directors, consultants and advisors (and any individuals who have accepted an offer for employment) and the officers, employees, directors and advisors of our subsidiaries and other business ventures in which we have a significant interest are eligible to be granted awards under the 2000 Plan. Under current law, however, incentive stock options may only be granted to employees of Sepracor and our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year. We expect that stock options that we grant under the 2000 Plan will generally become exercisable over a five-year period and expire ten years after the date of grant, subject to earlier termination in the event of the termination of the optionee's employment or other relationship with Sepracor.

        As of March 14, 2008, approximately 2,268 persons, which consists of seven executive officers, 2,255 other employees and six non-employee directors, were eligible to receive awards under the 2000 Plan, including our named executive officers and our six non-employee directors. The granting of awards under the 2000 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        On March 14, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $18.02 per share.

        In January 2008, our Board amended the 2000 Plan to provide that (a) Awards subject to milestone-based vesting must have a vesting period of at least one year, (b) restricted stock and other stock-based, other than stock option Awards subject to time-based vesting must have a vesting period of at least three years, (c) stock options subject to time-based vesting must have a vesting period of at least one year, (d) the vesting schedules applicable to Awards may not be accelerated by the Board other than in the event of the death, disability or retirement of an Award recipient or a change in control and (e) amendments to the 2000 Plan will not be effective until approved by our stockholders if stockholder approval is required under applicable Nasdaq Rules.

        In April 2008, our Board of Directors adopted further amendments to the 2000 Plan to:

  •
  provide that stock-settled Awards or shares of common stock delivered upon exercise of Awards or to satisfy tax withholding obligations will be counted against the total number of shares authorized for issuance under the 2000 Plan;

  •
  require that all Awards of stock appreciation rights, or SARs, be granted at or above the fair market value of our comment stock; and

  •
  require the approval of our stockholders to reprice outstanding SARs.

        The following table sets forth, as of March 14, 2008, the stock option and restricted stock grants made under the 2000 Plan since its adoption.

	No. of Options/ Shares Granted
Named Executive Officers:
Timothy J. Barberich	919,700
Adrian Adams	625,000
David P. Southwell	552,550
Mark H.N. Corrigan, M.D.	711,800
Andrew I. Koven	100,000
Robert F. Scumaci	500,050
All Current Executive Officers as a Group	3,639,100
All Current Directors who are not Executive Officers as a Group	350,000
Director Nominees:
Adrian Adams	625,000
Timothy J. Barberich	919,700
Timothy J. Rink	—
Each Associate of any of such Directors, Executive Officers or Nominees	—
Each Other Person who Received or is to Receive 5% of Awards under the 2000 Plan	—
All Employees, including all Current Officers who are not Executive Officers, as a Group:	6,362,765	(1)

(1)
This number excludes (a) 640,440 stock options that expired prior to being exercised and (b) 2,936,829 stock options that were forfeited prior to vesting.

  Administration

        The 2000 Plan is administered by our Board. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, our Board may delegate authority under the 2000 Plan to one or more committees of the Board. Our Board has authorized our Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, our Board, our Compensation Committee, or any other committee to whom our Board delegates authority, as the case may be, selects the recipients of awards and determines:

  •
  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  •
  the exercise price of options;

  •
  the duration of options;

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards; and

  •
  the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        Our Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under our 2000 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Amendment or Termination

        No award may be made under the 2000 Plan after February 24, 2010, but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the 2000 Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders as required by Section 162(m).

Federal Income Tax Consequences

        The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2000 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent, if any, or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss, meaning sales proceeds are less than the exercise price, then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2000 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

        Tax Consequences to Sepracor.    There will be no tax consequences to Sepracor except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 2000 Plan is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

PROPOSAL 3—ADOPTION OF 2008 DIRECTOR STOCK INCENTIVE PLAN

        On February 26, 2008, our Board adopted, subject to stockholder approval, the 2008 Director Plan. Up to 500,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2008 Director Plan.

        Our Board believes that our future success depends, in large part, upon our ability to attract, retain and motivate outside directors and by providing our outside directors with equity ownership opportunities that better align their interests with those of our stockholders. Accordingly, our Board believes adoption of the 2008 Director Plan is in the best interests of Sepracor and our stockholders and recommends a vote "FOR" the approval of the 2008 Director Plan and the reservation of 500,000 shares of our common stock for issuance thereunder. If the 2008 Director Plan is approved by our stockholders, we will not make further equity award grants under our 1999 Director Stock Plan.

Description of the 2008 Director Plan

        The following is a brief summary of our 2008 Director Plan, a copy of which is attached as Appendix B to this proxy statement.

Types of Awards

        The 2008 Director Plan provides for the grant of nonstatutory stock options and restricted stock awards, which we refer to collectively as Director Awards.

        Nonstatutory Stock Options.    The 2008 Director Plan provides for the automatic grant of nonstatutory stock options to members of our Board who are not employees of Sepracor. On the commencement of service on our Board, each non-employee director will receive an initial nonstatutory stock option to purchase 20,000 shares of our common stock, subject to adjustment for changes in our capitalization. Additionally, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a nonstatutory stock option to purchase 10,000 shares of our common stock, subject to adjustment for changes in our capitalization; provided, however, that a non-employee director will not be eligible to receive this annual option grant unless such director has served on our Board for at least six months. Our Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to our non-employee directors under the 2008 Director Plan. Options automatically granted to our non-employee directors will:

  •
  have an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant;

  •
  in the case of initial option grants, vest as to 2,000 shares on the first anniversary of the grant date and as to 20% of the shares on each anniversary of the grant date thereafter provided the person is still serving on our Board and, in the case of annual option grants, vest in full one business day prior to the next annual meeting of stockholders;

  •
  expire on the earlier of 10 years from the date of grant or one year following cessation of service on our Board; and

  •
  contain such other terms and conditions as our Board determines.

Notwithstanding the foregoing vesting provisions, no additional vesting will take place after a non-employee director ceases to serve as a director, and options will vest in full in the event of a director's death or disability.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the non-employee director in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. On the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive an award of 5,000 shares of restricted stock, subject to adjustment for changes in our capitalization; provided, however, that no non-employee director will be eligible to receive this annual restricted stock award unless such director has served on our Board for at least six months. Our Board retains the specific authority to from time to time increase or decrease the number of shares subject to restricted stock awards granted to our non-employee directors under the 2008 Director Plan. Restricted stock awards granted to our non-employee directors will vest in full on the date that is one business day prior to the next annual meeting of stockholders provided the person is still serving on our Board. Notwithstanding these vesting terms, vesting applicable to any restricted stock award will accelerate in full in the event of a director's death or disability.

Transferability of Awards

        Director Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Director Awards may only be exercised by the recipient of such awards.

Administration

        The 2008 Director Plan will be administered by our Board. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to 2008 Director Plan and to interpret the provisions of the 2008 Director Plan. Pursuant to the terms of the 2008 Director Plan, our Board may delegate authority under the plan to one or more committees or subcommittees of the Board of Directors.

        Our Board may at any time provide that any Director Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Director Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Director Award will again be available for grant under the 2008 Director Plan.

        Effect of Reorganization Events.    Our Board of Directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Director Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Director Plan also contains provisions addressing the consequences of any reorganization event. In connection with a reorganization event, our Board will take any one or more of the following actions as to all or any outstanding Director Awards on such terms as it determines:

  •
  provide that option awards will be assumed, or substantially equivalent option awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice, provide that all unexercised options will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice;

  •
  provide that outstanding option awards will become exercisable, realizable or deliverable, or restrictions applicable to an option award will lapse, in whole or in part, prior to or upon such reorganization event;

  •
  in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, or the Acquisition Price, make or provide for a cash payment to an option award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder's option award (to the extent the exercise price does not exceed the

    Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding option awards, in exchange for the termination of such option awards;

  •
  provide that, in connection with a liquidation or dissolution of the Company, option awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

  •
  any combination of the foregoing.

Upon the occurrence of a reorganization event (other than a liquidation or dissolution of Sepracor), Sepracor's repurchase rights under a restricted stock award shall inure to the benefit of Sepracor's successor and shall, unless our Board otherwise determines, apply to the cash or other property which shares of our common stock are converted into. All conditions and restrictions applicable to a restricted stock award shall terminate in the event of a liquidation or dissolution of Sepracor, unless specifically stated otherwise in the restricted stock award.

        Reorganization event means, in summary: (a) any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of Sepracor.

        Effect of Change in Control Events.    In the event of a change in control of Sepracor, all vesting applicable to option awards under the 2008 Director Plan will accelerate in full and the restrictions and other conditions applicable to restricted stock awards will terminate.

        Change in control means, in summary: the acquisition by a person or a group of 30% or more of the outstanding stock of Sepracor; a change, without Board approval, of a majority of Board; the acquisition of Sepracor by means of a merger, consolidation, reorganization, recapitalization, share exchange, or asset sale.

Amendment or Termination

        No Director Award may be made under the 2008 Director Plan 10 years after our stockholders adopt the plan, but Director Awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate 2008 Director Plan, provided that, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained.

        If our stockholders do not approve the adoption of the 2008 Director Plan, it will not go into effect, and we will not grant any Director Awards under the Plan. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

        The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to Director Awards granted under the 2008 Director Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Director Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Director Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our Board, at the time of grant, specifically provides that the Director Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

        Non-statutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Sepracor.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the adoption of the 2008 Director Plan is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

PROPOSAL 4—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

        Our Board believes that it is in our best interests to encourage stock ownership by our employees. Under our 1998 ESPP, we currently have reserved 1,400,000 shares of common stock to provide eligible employees, including officers and directors who are employees, with opportunities to purchase shares of our common stock. As of January 31, 2008, there were 231,861 shares available for future purchase under the 1998 ESPP. Accordingly, on April 4, 2008, our Board adopted, subject to stockholder approval, an amendment to the 1998 ESPP increasing the number of shares of common stock authorized for purchase under the 1998 ESPP from 1,400,000 shares to 1,900,000 shares.

Description of the 1998 ESPP

        The following is a summary of the material provisions of the 1998 ESPP.

General

        The 1998 ESPP consists of one or more semi-annual offerings. The offering periods are June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31. The number of shares available for any offering may be increased by the shares, if any, which were made available but not purchased during prior offerings under the 1998 ESPP.

        An employee may elect to have up to a maximum of 10% deducted from his or her regular salary to be used for the purchase of shares of our common stock under the 1998 ESPP at the end of the respective offering period. The price at which the employee's shares are purchased is the lower of (i) 85% of the closing price of our common stock as quoted on the Nasdaq Global Select Market on the day that the offering period commences or (ii) 85% of the closing price of our common stock as quoted on the Nasdaq Global Select Market on the day that the offering period terminates. No employee may be granted an option that permits his rights to purchase common stock under the 1998 ESPP (and any other such plan of Sepracor) to accrue at a rate that exceeds $25,000 of the fair market value of such common stock (determined as of the grant date) for each calendar year in which such right to purchase is outstanding at any time.

Eligibility

        With certain limited exceptions in the case of employees already holding a significant amount of our common stock, each of our employees (including officers and directors who are employees) as of the date an offering period commences and who is customarily employed for more than 20 hours per week and more than five months per year is eligible to participate in the 1998 ESPP. As of March 31, 2008, approximately 2,262 of our employees and employees of our subsidiaries, including our seven executive officers, were eligible to participate in the 1998 ESPP.

        Because future option grants under the 1998 ESPP will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by us at this time. Directors who are neither officers nor employees of Sepracor are not eligible to participate in the 1998 ESPP.

        Since the adoption of the 1998 ESPP, the following persons and groups purchased and have a right to purchase on May 31, 2008, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under 1998 ESPP(1)	Number of Shares Purchasable During Current Offering Period(2)
Named Executive Officers:
Timothy J. Barberich	7,011	—
Adrian Adams	—	—
David P. Southwell	3,606	—
Mark H.N. Corrigan, M.D.	—	—
Andrew I. Koven	—	—
Robert F. Scumaci	3,131	—
All Current Executive Officers as a Group	13,748	—
All Employees, including all Current Officers who are not Executive Officers, as a Group:	1,154,391	111,500

(1)
Share numbers have been adjusted to reflect a two-for-one split of the common stock in the form of a stock dividend effected on February 25, 2000.

(2)
Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the common stock is less than $26.26, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

        No person has purchased greater than 5% of the shares issued under the 1998 ESPP.

        On March 14, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $18.02 per share.

Amendments; Administration

        The 1998 ESPP is administered by our Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the 1998 ESPP. The Compensation Committee may amend the 1998 ESPP at any time. However, no amendment shall be made without prior approval of our stockholders if such amendment would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of shares that may be issued under the plan or (iii) materially modify the requirements as to eligibility for participants under the plan.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1998 ESPP and with respect to the sale of our common stock acquired under the 1998 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Additionally, this summary assumes that the 1998 ESPP will comply with section 423 of the Code. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the 1998 ESPP or upon purchasing stock at the end of an offering period.

        A participant may have both compensation income and capital gain or loss upon the sale of stock that was acquired under the 1998 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the stock at a profit (the sale proceeds exceed the price) more than two years after the commencement of the offering period during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering period commenced; and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Sepracor.    There will be no tax consequences to Sepracor except that Sepracor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 1998 ESPP is in the best interests of Sepracor and our stockholders and therefore recommends a vote "FOR" this proposal.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,391,086	(2)	$42.33	3,578,344
Equity compensation plans not approved by security holders(3)	1,151,157		$18.21	261,706

Total:	10,542,243	(2)	$39.70	3,840,050

(1)
After December 31, 2007, shares remained available for future grants as follows:

•
3,116,145 shares under the 2000 stock incentive plan for stock options, restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity based awards (excluding the additional 1,500,000 shares to be available under the 2000 stock incentive plan if the amendment to such plan as contemplated by Proposal 2 of this proxy statement is approved at the annual meeting);

•
261,706 shares under our 2002 stock incentive plan for stock options or restricted stock awards;

•
341,838 shares under our 1999 director stock plan for stock options and other awards, which shares will no longer be available for issuance if the 2008 Director Stock Plan is approved at the annual meeting; and

  •
  120,361 shares under our 1998 employee stock purchase plan (excluding the additional 500,000 shares to be available under the 1998 employee stock purchase plan upon approval of the amendment to such plan as contemplated by Proposal 4 of this proxy statement);

(2)
Includes an estimated 111,500 shares issuable under our 1998 employee stock purchase plan that are issuable in connection with the current offering period, which ends on May 31, 2008. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If on the last day of the offering period, the price of the common stock is less than $26.26, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price of the common stock on the last day of the offering period and, therefore, the number of shares issuable will be greater.

(3)
Includes our 2002 stock incentive plan.

1997 Stock Option Plan

        In October 1997, our Board of Directors adopted the 1997 stock option plan, or 1997 Plan, pursuant to which we can grant non-statutory stock options for up to 1,000,000 shares of our common stock to our employees and our subsidiaries' employees, other than executive officers. No award has been made under the 1997 Plan after September 30, 2007, but awards previously granted may extend beyond that date.

        Our Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan, and any outstanding options under the 1997 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1997 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 1997 Plan as:

  •
  any merger or consolidation that results in the voting power of our outstanding voting securities immediately prior to the event representing immediately after the event (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after the merger or consolidation;

  •
  any sale of all or substantially all of our assets; or

  •
  the complete liquidation of Sepracor.

        Upon the occurrence of an acquisition event, our Board shall provide:

  •
  that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity;

  •
  that the vesting schedules of any outstanding options shall accelerate and such stock options shall become fully exercisable prior to consummation of the acquisition event; or

  •
  for a cash out of the value of any outstanding options.

        The 1997 Plan also provides that the vesting schedules of all outstanding stock options shall accelerate and such stock options shall become immediately fully exercisable prior to a change of control event. A change of control event will be deemed to have occurred under the 1997 Plan in the event that:

  •
  an individual, entity or group (within the meaning of Section 13(d)(3) of 14(d)(2) of the Exchange Act) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 50% or more of our outstanding voting securities;

  •
  we merge or consolidate with or into another corporation where, upon effectiveness of such merger or consolidation, our stockholders immediately prior to such merger or consolidation hold 50% or less of the voting securities of the corporation surviving such merger or consolidation;

  •
  all or substantially all of our assets are sold in a single transaction or series of related transactions; or

  •
  Sepracor is liquidated.

2002 Stock Incentive Plan

        In February 2002, our Board of Directors adopted the 2002 stock incentive plan, or 2002 Plan, pursuant to which we can grant non-statutory stock options for up to 2,500,000 shares of our common stock to employees of ours and our subsidiaries, other than executive officers. In June 2002, the Board of Directors amended the 2002 Plan to increase the number of shares reserved for issuance under the 2002 plan to 4,000,000. In January 2008, our Board amended the 2002 Plan to provide that (a) awards subject to milestone-based vesting must have a vesting period of at least one year, (b) restricted stock and other stock-based awards, other than stock options, subject to time-based vesting must have a vesting period of at least three years, (c) stock options subject to time-based vesting must have a vesting period of at least one year, (d) the vesting schedules applicable to awards may not be accelerated by the Board other than in the event of the death, disability or retirement of an award recipient or a change in control and (e) amendments to the 2002 Plan will not be effective until approved by our stockholders if stockholder approval is required under applicable Nasdaq rules.

        Our Board of Directors is required to make appropriate adjustments in connection with the 2002 Plan, and any outstanding options under the 2002 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 2002 Plan as:

  •
  any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

  •
  any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

        Upon the occurrence of an acquisition event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the acquisition event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an acquisition event that also constitutes a change in control event, as defined in the 2002 Plan, all options then outstanding will accelerate and become immediately and fully exercisable.

PROPOSAL 5—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1985. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2008 annual meeting of stockholders, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2007 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements other than Jose Sierra who became a Section 16 reporting person and received a stock option award on May 14, 2007 and filed the applicable Form 3 and Form 4 on June 5, 2007.

Stockholder Proposals for the 2009 Annual Meeting

        Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us at our principal office in Marlborough, Massachusetts not later than December 11, 2008 for inclusion in the proxy statement for that meeting.

        In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be received by our Corporate Secretary, Andrew I. Koven, at our principal offices not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. The advance notice provisions of our By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

                    By Order of the Board of Directors,

                    ANDREW I. KOVEN
                    Corporate Secretary

April 11, 2008

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

AMENDMENT NO. 8 TO
2000 STOCK INCENTIVE PLAN

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

1.    Section 4, paragraph (a) is hereby deleted in its entirety and the following is substituted in its place:

  "(a) Number of Shares; Share Counting.

          (1)   Authorized Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 15,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock").

          (2)   Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b), (i) all shares of Common Stock covered by stock appreciation rights ("SARs") shall be counted against the number of shares available for the grant of Awards; provided, however, that SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards."

2.    Section 7 is hereby deleted in its entirety and the following is substituted in its place:

  "The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock

A-1

  appreciation rights. Notwithstanding the foregoing, with respect to any SAR granted by the Board under the Plan:

          (a)   The exercise price applicable to any such SAR shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date; and

          (b)   unless such action is approved by the Company's stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR."

Adopted by the Board of Directors on April 4, 2008.

A-2

APPENDIX B

SEPRACOR INC.
2008 DIRECTOR STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this 2008 Director Stock Incentive Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors of the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders.

2.     Eligibility

        Each director of the Company who is not an employee of the Company is eligible to be granted options and restricted stock (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant".

3.     Administration and Delegation

        (a)   Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)   Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.     Stock Available for Awards

        (a)   Authorized Number of Shares.    Subject to adjustment under Section 7, Awards may be made under the Plan for up to 500,000 shares of common stock, $0.10 par value per share, of the Company (the "Common Stock"). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)   Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan (i) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; (ii) shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

5.     Stock Options.

        (a)   General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. All Options granted under this Plan shall be designated "Nonstatutory Stock Options."

        (b)   Initial Grant.    Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 20,000 shares of Common Stock (subject to adjustment under Section 7).

        (c)   Annual Grant.    On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 7); provided, however, that a director shall not be eligible to receive an option grant under this Section 5(b) until such director has served on the Board for at least six months.

        (d)   Terms of Director Options.    Options granted under this Section 5 shall:

          (1)   have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the day of grant (or if the date of grant is not a trading day on such exchange, the trading day immediately prior to the date of grant) or if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board,

          (2)   vest, except as provided in Section 5(e),

            (A)  in the case of an option granted under 5(a), as to 2,000 shares on the first anniversary of the date of grant and as to an additional 20% on each subsequent anniversary provided that the individual is serving on the Board on such date and

            (B)  in the case of an option granted under Section 5(b), on the date which is one business day prior to the date of the Company's next annual meeting,

    provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that, in addition to the acceleration of vesting provided for in

    Section 5(e) and 7(c), the Board may provide for accelerated vesting in the case of attainment of mandatory retirement age or retirement following at least 10 years of service,

          (3)   expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board, and

          (4)   contain such other terms and conditions as the Board shall determine.

        (e)   Vesting Upon Death or Disability.

          (1)   Notwithstanding the provisions of Section 5(d), any Option granted under this Plan shall vest in full (A) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a director of the Company; (B) upon the death of the Participant while serving as a director of the Company.

          (2)   In the event the Participant dies while serving as a director or within the twelve months after ceasing to serve as a director, the Participant's Designated Beneficiary (as defined in Section 6(d)(d)) may exercise any Option granted under this Plan, to the extent vested, prior to the expiration of the Option pursuant to Section 5(d)(3).

        (f)    Form of Exercise.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

        (g)   Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (h)   Board Discretion.    The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 5, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(a). The Board also retains the specific authority to issue Restricted Stock Awards in lieu of some or all of the Options otherwise issuable under this Section 5, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(a).

        (i)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 7) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.     Restricted Stock

        (a)   General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

        (b)   Annual Grant.

          (1)   On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, an Award of 5,000 shares of Restricted Stock (subject to adjustment under Section 7); provided, however, that a director shall not be eligible to receive a Restricted Stock grant under this Section 6(b) until such director has served on the Board for at least six months.

          (2)   Except as provided in Sections 6(b)(3) and 7(c), Restricted Stock granted under this Section 6(b) shall vest as to 100% of the shares on the date which is one business day prior to the date of the Company's next annual meeting, provided that no vesting shall take place after the Participant ceases to serve as a director and further provided that, in addition to the acceleration of vesting provided for in Section 6(b)(3) and 7(c), the Board may provide for accelerated vesting in the case of attainment of retirement or retirement following at least 10 years of service.

          (3)   Notwithstanding the provisions of Section 6(b)(2), the vesting of any Restricted Stock granted under the Plan shall be fully accelerated (A) in the event the Participant becomes disabled (within the meaning of Section 22(e)(3) of Code or any successor provision thereto) or while serving as a director of the Company, or (B) upon the upon the death of the Participant while serving as a director of the Company.

        (c)   Board Discretion.    The Board retains the specific authority to from time to time increase or decrease the number of shares of Restricted Stock granted under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(a). The Board also retains the specific authority to issue Options in lieu of some or all of the Restricted Stock otherwise issuable under this Section 4, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(a).

        (d)   Additional Provisions Relating to Restricted Stock.

          (1)   Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

          (2)   Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

7.     Adjustments for Changes in Common Stock and Certain Other Events.

        (a)   Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) share counting rules set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 5, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and each Restricted Stock Award issuable under Section 6, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)   Reorganization Events.

          (1)   Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)   Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Options on such terms as the Board determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Options shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options and any applicable tax withholdings, in exchange for the termination of such Options, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 7(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)   Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

        (c)   Change in Control Events.

          (1)   Definition.    A "Change in Control Event" shall mean:

            (A)  A "Change in Control Event" shall mean:

      (i)
      the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

      (ii)
      such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

      (iii)
      the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2)   Effect on Options.    Notwithstanding the provisions of Section 7(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately exercisable in full.

          (3)   Effect on Restricted Stock Awards.    Notwithstanding the provisions of Section 7(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

8.     General Provisions Applicable to Awards

        (a)   Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)   Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)   Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)   Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)   Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as otherwise provided in Section 5(i) with respect to repricings or Section 9(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 7 hereof.

        (g)   Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)   Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.     Miscellaneous

        (a)   No Right To Board Membership or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue as a director of the Company or to maintain any other role with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)   No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)   Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)   Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market ("NASDAQ") may be made effective unless and until such amendment shall have been approved by the Company's stockholders; and (ii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ "material amendments" to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 7), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)   Provisions for Foreign Participants.    The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

        (g)   Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX C

AMENDMENT NO. 3 TO
1998 EMPLOYEE STOCK PURCHASE PLAN

        The 1998 Employee Stock Purchase Plan (the "Plan") be, and hereby is amended by deleting the second sentence of the first paragraph of the Plan in its entirety and inserting in lieu thereof the following:

  "One Million Nine Hundred Thousand (1,900,000) shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on April 4, 2008.

C-1

APPENDIX D

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2008

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) David P. Southwell, Robert F. Scumaci and Andrew I. Koven, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2008 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting of Stockholders, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

        UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

ADDRESS CHANGES/COMMENTS:

(If you noted any Address Changes/Comments above, please mark corresponding box on reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEPRACOR LOGO] ATTN: INVESTOR RELATIONS 84 WATERFORD DRIVE MARLBOROUGH, MA 01752-7231	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web-site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sepracor Inc. in mailing of proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEPRACOR INC.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

		For All	Withhold All	For All Except
1.	Election of Class II Directors	☐	☐	☐
	NOMINEES: 01) Adrian Adams 02) Timothy J. Barberich 03) Timothy J. Rink				To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
2.	To approve an amendment to Sepracor's 2000 Stock Incentive Plan, or 2000 Plan, increasing from 13,500,000 to 15,000,000 the number of shares of Sepracor common stock reserved for issuance under the 2000 Plan.	☐	☐	☐
		For	Against	Abstain
3.	To approve the adoption of Sepracor's 2008 Director Stock Incentive Plan.	☐	☐	☐
		For	Against	Abstain
4.	To approve an amendment to Sepracor's 1998 Employee Stock Purchase Plan, or 1998 ESPP, increasing from 1,400,000 to 1,900,000 the number of shares of Sepracor common stock reserved for issuance under the 1998 ESPP.	☐	☐	☐
		For	Against	Abstain
5.	To ratify the selection of PricewaterhouseCoopers LLP as Sepracor's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
For address changes/comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

QuickLinks

TABLE OF CONTENTS
SEPRACOR INC. 84 Waterford Drive Marlborough, Massachusetts 01752 Proxy Statement for the 2008 Annual Meeting of Stockholders To Be Held on May 20, 2008
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
PROPOSAL 3—ADOPTION OF 2008 DIRECTOR STOCK INCENTIVE PLAN
PROPOSAL 4—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
Equity Compensation Plan Information
PROPOSAL 5—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  APPENDIX A
  APPENDIX B
  APPENDIX C
  APPENDIX D